Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

Sales of $367 million, up 13% versus prior year

Cash Flow from Operations of $38 million, up $13 million versus prior year

Earnings Per Share of $0.68, up 26% versus prior year

Parsippany, N.J., November 7, 2017 - AdvanSix (NYSE: ASIX) today announced its financial results for the third quarter ending September 30, 2017. The Company generated strong results across a number of metrics including sales volume, income and operating cash flow.

Third Quarter 2017 Highlights

•	Sales up 13% versus prior year, including 5% volume increase, 4% favorable impact of market-based pricing, and 4% higher raw material pass-through pricing

•	Net Income of $21.3 million, an increase of $4.8 million or 29% versus the prior year

•	EBITDA of $50.3 million, an increase of $12.2 million or 32% versus the prior year

•	EBITDA Margin of 13.7%, up 190 bps versus the prior year

•	Results include $4.4 million unfavorable pre-tax income impact from LIFO reserve adjustment

•	Capital Expenditures of $19.4 million, an increase of $1.9 million versus the prior year

•	Free Cash Flow of $18.3 million, an increase of $11.2 million versus the prior year

“AdvanSix delivered another strong quarter of sales volume, margin expansion and earnings growth. Continued high plant utilization rates and a favorable supply and demand environment supported a 5% sales volume increase and EBITDA margin expansion of 190 basis points in the quarter. We remain focused on safe and stable operations while driving higher-value product mix and improved cash generation. It has been an outstanding year since our spin-off and we continue to build momentum across the organization,” said Erin Kane, president and CEO of AdvanSix.

Summary third quarter 2017 financial results for the Company are included below:
Third Quarter 2017 Results

($ in Thousands, Except Earnings Per Share)	3Q 2017	3Q 2016
Sales	$366,660	$323,953
Net Income	21,274	16,460
Earnings Per Share (Diluted)	$0.68	$0.54
EBITDA (1)	50,338	38,109
EBITDA Margin % (1)	13.7%	11.8%
Cash Flow from Operations	37,679	24,614
Free Cash Flow (1)(2)	18,258	7,047

(1)	See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations

(2)	Net cash provided by operating activities less capital expenditures

Sales volume in the quarter increased 5% versus the prior year driven by continued high utilization rates at our manufacturing sites. Pricing overall increased 8% versus the prior year, including a 4% favorable impact from raw material pass-through pricing driven by increases in benzene and propylene costs (inputs to cumene which is a key feedstock to our products). Market-based pricing was a 4% benefit compared to the prior year driven by favorable industry supply and demand dynamics in our nylon and caprolactam product lines partially offset by a decline in ammonium sulfate pricing.

Sales by product line represented the following approximate percentage of our total sales:

	3Q 2017	3Q 2016
Nylon	28%	29%
Caprolactam	19%	16%
Ammonium Sulfate Fertilizers	20%	22%
Chemical Intermediates	33%	33%

EBITDA of $50.3 million in the quarter increased $12.2 million from EBITDA of $38.1 million in the prior year primarily due to higher sales volume and the favorable impact of market-based pricing. The Company recorded a non-cash $4.4 million LIFO inventory reserve adjustment (unfavorable pre-tax income impact) due to a reduction in inventories since December 31, 2016 primarily associated with overall lower raw material levels.

Outlook

•	Continued benefits from strong operating rates

•	4Q 2017 planned turnaround impact on pre-tax income expected to be approximately $20 million, consistent with prior outlook

•	2018 global nylon industry conditions expected to be similar to 2017

•	Ammonium sulfate fertilizer prices expected to increase seasonally; Challenging agriculture fundamentals expected through 2018 spring planting season

•
Capital Expenditures tracking to approximately $90 million for the full year 2017; Reinvestment priorities in safe and stable operations expected to continue in 2018 with incremental investments in high-return growth and cost savings projects

“Operational and financial performance has been robust on a year-to-date basis with sales volume up 4% and cash flow from operations increasing by $32 million. We are in the process of completing our fall turnarounds in the fourth quarter with a relentless focus on safety and productivity. Building upon this foundational year, we will enhance our focus on longer term value creation in 2018 through a maturing pipeline of high-return growth and cost savings investments, all while ensuring end-to-end business efficiency,” said Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2017 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on November 7 until 12 noon ET on November 14 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10112796.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce engineered plastics, fibers, filaments and films that, in turn, are used in such end-products as automotive and electronic components, carpets, sports apparel, fishing nets and food and industrial packaging. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our Nylon 6 integrated manufacturing chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: our inability to achieve some or all of the anticipated benefits of the spin-off from Honeywell including uncertainty regarding qualification for expected tax treatment, indebtedness incurred in connection with the spin-off, and operating as an independent, publicly traded company; fluctuations in our stock price; general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; litigation associated with chemical manufacturing and our business operations generally; loss of significant customer relationships; protection of our intellectual property and proprietary information; cybersecurity incidents; failure to maintain effective internal controls; and prolonged work stoppages as a result of labor difficulties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated and Combined Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$39,986	$14,199
Accounts and other receivables – net	152,511	131,671
Inventories – net	100,474	128,978
Other current assets	8,684	7,690
Total current assets	301,655	282,538

Property, plant and equipment – net	597,877	575,375
Goodwill	15,005	15,005
Other assets	35,105	32,039
Total assets	$949,642	$904,957

Liabilities
Current liabilities:
Accounts payable	$177,688	$222,929
Accrued liabilities	27,630	25,396
Income taxes payable	18	86
Deferred income and customer advances	801	25,567
Current portion of long-term debt	10,125	—
Total current liabilities	216,262	273,978

Deferred income taxes	147,461	114,200
Long-term debt	254,995	264,838
Postretirement benefit obligations	25,372	33,544
Other liabilities	2,941	3,035
Total liabilities	647,031	689,595

Equity
Common stock, par value $0.01; 200,000,000 shares authorized and 30,482,966 shares issued and outstanding	305	305
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding	—	—
Additional paid in capital	255,709	242,806
Retained earnings/(accumulated deficit)	49,617	(24,714)
Accumulated other comprehensive income (loss)	(3,020)	(3,035)
Total equity	302,611	215,362
Total liabilities and equity	$949,642	$904,957

AdvanSix Inc.
Condensed Consolidated and Combined Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sales	$366,660	$323,953	$1,104,805	$932,201

Costs, expenses and other:
Costs of goods sold	309,629	285,091	923,268	804,471
Selling, general and administrative expenses	19,086	11,695	54,022	33,949
Other non-operating expense (income), net	2,133	(635)	6,381	(1,792)
	330,848	296,151	983,671	836,628

Income before taxes	35,812	27,802	121,134	95,573
Income taxes	14,538	11,342	46,803	36,712
Net income	$21,274	$16,460	$74,331	$58,861

Earnings per common share
Basic	$0.70	$0.54	$2.44	$1.93
Diluted	$0.68	$0.54	$2.40	$1.93

Weighted average common shares outstanding
Basic	30,482,966	30,482,966	30,482,966	30,482,966
Diluted	31,159,710	30,482,966	31,013,606	30,482,966

AdvanSix Inc.
Condensed Consolidated and Combined Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$21,274	$16,460	$74,331	$58,861
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	12,565	10,307	35,524	29,964
Loss on disposal of assets	47	630	1,236	1,246
Deferred income taxes	19,978	4,510	40,478	29,206
Stock based compensation	2,067	—	5,686	—
Accretion of deferred financing fees	148	—	444	—
Changes in assets and liabilities:
Accounts and other receivables	(12,880)	(5,344)	(20,825)	(20,117)
Inventories	31,013	(2,346)	28,504	13,581
Accounts payable	(19,736)	3,698	(33,893)	(161)
Income taxes payable	(5,017)	—	(68)	—
Accrued liabilities	2,461	(2,788)	2,234	(9,690)
Deferred income and customer advances	(784)	(966)	(24,766)	(23,501)
Other assets and liabilities	(13,457)	453	(10,414)	(12,922)
Net cash provided by operating activities	37,679	24,614	98,471	66,467

Cash flows from investing activities:
Expenditures for property, plant and equipment	(19,421)	(17,567)	(67,206)	(56,859)
Other investing activities	(1,325)	(133)	(5,387)	(461)
Net cash used for investing activities	(20,746)	(17,700)	(72,593)	(57,320)

Cash flows from financing activities:
Proceeds from long term debt	—	270,000	—	270,000
Payment of debt issuance costs	—	(1,770)	—	(1,770)
Borrowings from revolving credit facility	32,500	40,000	308,500	40,000
Payments to revolving credit facility	(32,500)	—	(308,500)	—
Payment of revolving credit facility fees	—	(1,016)	—	(1,016)
Distribution to Honeywell in connection with the Spin-Off	—	(269,347)	—	(269,347)
Principal payments of capital leases	(21)	—	(91)	—
Net decrease in invested equity	—	(6,817)	—	(9,050)
Net cash (used for) provided by financing activities	(21)	31,050	(91)	28,817

Net increase in cash and cash equivalents	16,912	37,964	25,787	37,964
Cash and cash equivalents at beginning of period	23,074	—	14,199	—
Cash and cash equivalents at the end of period	$39,986	$37,964	$39,986	$37,964

Non-Cash Investing Activities:
Capital expenditures included in accounts payable			$17,228	$19,935

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net Cash Provided by Operating Activities	$37,679	$24,614	$98,471	$66,467
Expenditures for Property, Plant and Equipment	(19,421)	(17,567)	(67,206)	(56,859)
Free Cash Flow (1)	$18,258	$7,047	$31,265	$9,608

(1) Free Cash Flow is a non-GAAP measure and defined as Net Cash Provided by Operating Activities less Expenditures for Property, Plant and Equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net Income	$21,274	$16,460	$74,331	$58,861
Interest Expense	1,961	—	5,373	—
Income Taxes	14,538	11,342	46,803	36,712
Depreciation and Amortization	12,565	10,307	35,524	29,964
EBITDA (2)	$50,338	$38,109	162,031	125,537
Prior Year One-Time Benefit (3)			—	15,500
EBITDA Excluding Prior Year One-Time Benefit			$162,031	$110,037

Sales	$366,660	$323,953	$1,104,805	$932,201
EBITDA Margin (4)	13.7%	11.8%	14.7%	13.5%

EBITDA Margin Excluding Prior Year One-Time Benefit			14.7%	11.8%

(2) EBITDA is a non-GAAP measure and defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) Prior Year One-Time Benefit reflects the $15.5 million one-time benefit in 1Q 2016 related to the termination of a long-term supply agreement
(4) EBITDA Margin is defined as EBITDA divided by Sales

The Company believes these non-GAAP financial measures provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.